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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 27, 1997

                          MOLTEN METAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-21042                    52-1659959
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(State or Other Jurisdiction         (Commission                (IRS Employer
       of Incorporation)              File Number)          Identification No.)


400-2 Totten Pond Road, Waltham, Massachusetts                         02154
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (617) 487-9700







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Item 4. Changes in Registrant's Certifying Accountants

        On March 27, 1997, M4 Environmental L.P. ("M4"), a joint venture between Molten Metal Technology, Inc. (the "Company") and Lockheed Martin Corporation, engaged Price Waterhouse LLP to audit M4's financial statements for the fiscal year ended December 31, 1996. Price Waterhouse has acted as the Company's independent accountants since the fiscal year ended December 31, 1992.


        Price Waterhouse was engaged by M4 after Coopers & Lybrand L.L.P., the previous accountants for M4, resigned as M4's accountants on March 6, 1997. Coopers & Lybrand advised M4 that it had resigned as M4's accountants mainly because Price Waterhouse proposed to refer to Coopers & Lybrand's report on M4's financial statements in Price Waterhouse's audit of the Company's financial statements, and Coopers & Lybrand did not want to consent to such association. In its capacity as the Company's independent accountants, Price Waterhouse has not expressed reliance on any audit report of Coopers & Lybrand relating to M4. Coopers & Lybrand's audit reports for M4 for the period from inception (August
1994) through the date of resignation did not contain any adverse opinions or disclaimer of opinions or qualifications or modifications as to uncertainty, audit scope or accounting principles, and there were no disagreements or reportable events (within the meaning of Item 304 of Regulation S-K) between M4 and Coopers & Lybrand during such period. Prior to the engagement of Price Waterhouse, M4 had not consulted with Price Waterhouse regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on M4's financial statements. The Company has consulted with Price Waterhouse, in Price Waterhouse's capacity as the Company's independent accountants, on various occasions with respect to transactions between the Company and M4.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        The following exhibit is filed as part of this Report:

        16 Letter re: Change in Certifying Accountant



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MOLTEN METAL TECHNOLOGY, INC.


April 17, 1997                   By:  /s/ Benjamin T. Downs
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                                     Benjamin T. Downs
                                     Executive Vice President of Finance and
                                     Administration




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